Exhibit 99.1

(BSNS WIRE) Sprint and RealNetworks Launch Rhapsody Radio; For the First Time Consumers Can Enjoy Rhapsody Radio on Mobile Phones; Service Includes Streaming Radio Stations and Podcasts, Freestyle Rap Service and Music News and Videos

Business Editors / Photo Editors / Telecommunications Writers

OVERLAND PARK, Kan. & SEATTLE--(BUSINESS WIRE)--Sept. 19, 2005— Sprint (NYSE:S), the third-largest wireless carrier in the United States, and RealNetworks®, Inc. (NASDAQ:RNWK), the leading creator of digital media services and software, today announced the launch of Rhapsody® Radio™ on the Sprint PCS VisionSM Multimedia Service. Available nationwide, Rhapsody Radio provides Sprint customers high-quality streaming radio stations from Real’s award-winning Rhapsody online music service, streaming podcasts, “Beats N Breaks” (a new freestyle rap service), and music news and videos.

“Sprint customers now have more choices for all their entertainment and music needs,” said Jeff Hallock, vice president of consumer product marketing and strategy for Sprint. “The addition of Rhapsody Radio gives customers a popular catalog of commercial-free streaming music, music news and independent music videos which will allow Sprint customers a new way to discover artists.”

“We are delighted to make some of the popular stations in Rhapsody Radio available to Sprint PCS customers,” said Dan Sheeran, Senior Vice President of Premium Consumer Services, RealNetworks. “This is an important step in our plan to make Rhapsody available to consumers any time from any device.”

Rhapsody Radio includes “Urban Hitz Radio,”“Alternative Radio,”“Country,”“70s Station” and “Pop Hits,” as well as “Beats N Breaks,” which features the beats from many of today’s most popular songs and allows subscribers to “freestyle” rap to the instrumental tracks. Customers can also enjoy streaming podcasts from KCRW - Santa Monica 89.9 FM (KCRW.com), National Public Radio’s Southern California flagship station, including “Morning Becomes Eclectic,” which showcases live recordings of in-studio performances by independent and unsigned artists and the popular “Le Show” with satirist Harry Shearer. Customers will also receive music news and reviews and music videos from IMNTV(TM) (OTCBB:GMUS), part of the Global Music International Company and leading international aggregator of R&B, Hip Hop, International, Rock and Pop videos.

Real is the leading provider of online music-subscription services with more than 1.15 million subscribers to its PC-based services. Rhapsody Radio is the latest joint offering from Sprint and Real. The two companies currently offer a variety of steaming video content via Real - rTV™.

Sprint PCS Vision Multimedia Services is available nationwide to customers with a Sprint PCS Vision Multimedia Phone, and channels, like Rhapsody Radio, can be purchased a la carte through the phone by going to Menu/ Media Player and then selecting from a category of choices, including Music & Radio, Entertainment, News & Weather, and many more. Rhapsody Radio is the latest of four streaming music channels available to Sprint customers.

Customers can purchase Rhapsody Radio by typing in channel 39 in the Sprint Media Player or by going to the Music & Radio folder and selecting the new channel; the cost is $6.95 per month for unlimited access.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

About RealNetworks, Inc.

RealNetworks, Inc. is the leading creator of digital media services and software including Rhapsody®, RealPlayer 10, and casual PC and mobile games. RealNetworks has more than two million subscribers to its premium content subscription services. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ corporate information is located at http://www.realnetworks.com/company.

(C) 2005 RealNetworks, Inc. RealNetworks and SuperPass are trademarks or registered trademarks of RealNetworks, Inc. All third party trademarks are the property of their respective owners. All rights reserved.

KEYWORD: NORTH AMERICA KANSAS WASHINGTON UNITED STATES INDUSTRY KEYWORD: ENTERTAINMENT MUSIC TV AND RADIO TECHNOLOGY CONSUMER ELECTRONICS TELECOMMUNICATIONS CONTRACT/AGREEMENT PRODUCT/SERVICE PHOTO/MULTIMEDIA SOURCE: Sprint Nextel

CONTACT INFORMATION:
Sprint
Jackie Bostick, 913-794-3045
Jackie.a.bostick@sprint.com
  Or
RealNetworks
JLM Partners
Helen Chung, 206-381-3600
helen@jlmpartners.com

*** end of story ***